BRF Day

São Paulo, October 8, 2018

Disclaimer

This presentation may contain statements that express BRF S.A. (“BRF”) management’s expectations, beliefs and assumptions about future events or results. Such statements are not historical facts and are based on currently available competitive, financial and economic data of the industries in which BRF operates.

The verbs "anticipate", “believe", "estimate", "expect", “forecast", "plan", "predict", “target”, ”aim”, ”seek” and other similar verbs are intended to identify these forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those projected in this presentation and do not guarantee any future BRF performance. The factors that might affect performance include, but are not limited to: (i) market acceptance of BRF’s products; (ii) volatility related to the Brazilian economy, as well as the economies of the other countries in which BRF also has relevant operations, the financial and securities markets and the highly competitive industries BRF operates in; (iii) changes in domestic and foreign legislation and taxation, as well as in government policies related to the domestic and foreign animal protein and related markets; (iv) increasing competition from new entrants to the Brazilian and international markets; (v) ability to keep up with rapid changes in the regulatory and technological environments; (vi) ability to maintain an ongoing process for introducing competitive new products and services while maintaining the competitiveness of existing ones; (vii) ability to attract customers in domestic and foreign jurisdictions. Other factors that could materially affect results can be found in BRF’s Reference Form and in the annual report on Form 20-F, as filed with the U.S. Securities and Exchange Commission, particularly under the “Risk Factors“ session.

All forward-looking statements in this presentation are based on information and data available as of the date they were made and BRF undertakes no obligation to update them in light of new information or future development.

This presentation does not constitute an offer to sell or a solicitation to purchase any security.

Golden Rules of Safety

- Always work in environments under safe conditions.
- Use Individual Protection Equipment - IPE.
- Do not intervene in moving machinery and equipment.
- Initiate work with High-Potential Risk only with Work Permit.
- Block sources of energy before starting any intervention in machinery and equipment.
- Position yourself safely.
- Keep Security Devices on.
- Operate industrial vehicles safely.
- Drive vehicles safely
- Notify all accidents.

Agenda



09:10 h
PEDRO PARENTE - OPENING



09:30 h
LORIVAL LUZ – STRATEGIC PLAN



09:50 h
SIDNEY MANZARO - BRAZIL



10:10 h
PATRICIO ROHNER - HALAL



10:25 h
SIMON CHENG - INTERNATIONAL



10:40 h
VINICIUS BARBOSA - OPERATIONS & INTEGRATED PLANNING

APIMEC

10:55 h
APIMEC Seal

Q&A

11:00h
Q&A



12:00 h
PEDRO PARENTE – CLOSING

FIM

12:10 h
END OF EVENT

brf

Pedro Parente

Global CEO

Our commitment: Consistent and sustainable generation of results and return to shareholders

Organizational Health

Stable and functional governance, focused on **culture** and talent retention

Basic Responsibilities

Security, integrity and **quality**

Consistent Strategy

Steady adherence to our business, leveraging our **strengths**

Rigorous Execution

Development of sound **processes** executed with **discipline**

Board of Directors is aligned and plays a key role in defining our strategy



Chairman
Pedro Parente



Vice-Chairman
Augusto Cruz
(independent)



Dan Ioschpe
(independent)



Flávia Almeida
(independent)



Francisco Petros
(independent)



José Osorio
(independent)



Luiz Furlan
(independent)



Roberto Mendes
(independent)



Roberto Rodrigues
(independent)



Walter Malieni

Highly experienced management, committed to long term



Global CEO
Pedro Parente
Global COO
Lorival Luz
Markets
Planning, Operations & Quality
Corporate
Brazil
Sidney Manzaro
Halal
Patrício Rohner
International
Simon Cheng
Operations & Supply
Vinicius G. Barbosa
Integrated Planning & Logistics
Leonardo Dallorto
Quality, R&D and Sustainability
Neil Peixoto
HR & Shared Services
Alessandro Bonorino
Finance & IR
Elcio Ito
Strategy, Management & Innovation
Rubens Pereira
Institutional, Legal & Compliance
Bruno Ferla

The pillars of our strategy are based on our commitments

SECURITY **INTEGRITY** **QUALITY**

Global Footprint

brf

80+ years
of history and tradition in the Brazilian market

5+ million tons
of food produced/year

Owner of the **most valuable food brands** in Brazil

Largest exporter
of chicken in the world

2nd largest chicken producer
company in the world

Largest producer
of pork, turkey and chicken in Brazil

50+ plants in the world, **30+** in Brazil

40+ distribution centers in the world, **20** in Brazil



International Operations
Productivity units
Distribution centers

Source: Watt Global Media (2015)

Our strategy focuses on strengthening the business pillars

Agricultural Operation

Long and live chain with **~12,000 integrated** producers

Industrial Operation

50+ plants where chain and animal synchronism and optimization are key factors

Brazilian Market

~50% of sales, leader in main categories, **iconic brands**

Foreign Markets

Sales to **+140 countries**, mainly to **Halal** and **Asian** markets

Our Management System will support rigorous strategy execution

- Integration between **strategic planning** and **budget**

- Breakdown of **budget targets** up to the **execution level**

- **Discipline** and **strictness** in the annual plan execution
  - Guideline Driven Management
  - Monthly follow-ups at all execution levels
  - Ensure the dissemination of strategic view through all levels

- Deployment of methodologies and processes such as **ZBB, operational excellence** and **lean organization**

- **Knowledge generation** and **process innovation**

Our strategy will be executed in waves

2019

Focus on operational excellence and development of a high-performance organization aiming to reverse the trend of falling margins

2020

Consolidate fundamentals, combining leadership, innovation and financial strength

2021-2023

Seek inorganic growth while maintaining rigorous execution with margins higher than historical levels

With security, integrity and quality

Lorival Luz

Global COO

The strategy has 5 levers to generate consistent and sustainable results and return to shareholders

- » Financial discipline
- » Operational excellence
- » Leadership and profitability
- » "Push and pull"
- » High performance organization

With security, integrity and quality

Financial discipline

ROIC above **capital cost**

Gross margin and EBITDA expands **to above historical levels**



1.5x - 2x leverage

Dividend payments resume

Resilience to cycles

Operational excellence

- Routine management focused on security, quality and integrity
- Strengthen process to reduce direct and indirect costs
- Procurement will play key role in value generation
- Reduce losses
- Optimize capacity usage

Be a global benchmark in operations

Leadership and profitability

Brazil

- Focus on **brands, innovation and commercial/operational excellence**
- Potentialize **processed foods** and make **in natura** profitable
- Transform **food service** into a **strategic platform**

Halal

- Consolidate **leadership in Saudi Arabia and GCC**[1]
- **Ramp up** our successful **local production in Turkey**

International

- Expand **access** to markets
- **Globalize** - consolidate local presence
- Develop **Ingredients** business

Volume growth with margin expansion

1 Gulf Cooperation Council

"Push and pull"

OFFER	DEMAND	
	» In natura cuts	» Brazil
	» Whole chicken	» Asia
	» FPP	» Halal
	» Cooked	» Americas
	» Baked	» Africa

Maximize the results of our chain with the full use of each animal through the "push and pull" management, in which the whole prevails over the parts

High-performance organization

Remuneration policy aligned to shareholders' interests

Be a benchmark of the best governance and management practices

Development and retention of talents and knowledge

Stability and strengthening of the culture

Sidney Manzaro

VP Brazil



6 opportunities in Brazil

- Brands
- Processed and Margarines
- In Natura
- Food Service
- Excellence in Execution
- Innovation


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Brands

Increase preference, define regions and expand the portfolio of our brands

Sadia is for everyone

*"The best is inside"**

Perdigão: for those who see food as a way of bringing people together

*"A table full of people is tasty, and full table is Perdigão"**

***Low tier*, where Sadia and Perdigão do not operate**

*"With BRF quality"**

Incomparable flavor + creaminess + variety

*"Everything good deserves to be spread"**

Total quality management

* Marketing slogans

Processed & margarines

Bolster growth in categories in which we operate, via brands and innovation

Cold cuts


Soltíssimo

» Increase volume and leverage sliced products to **~25%** of portfolio

Frozen


TAMANHO FAMÍLIA
Lasanha

» Evolve through innovation, reaching **20% of revenue**

Processed


hot dog

» Grow with **value added** in domestic sausages

Margarines


Qualy

» **Increase profitability through growth** leveraged by new products

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In Natura

Consolidate leadership and make in natura profitable

Poultry



Add convenience with a focus on packages with higher value-added

Griller



Boost growth with **new value-added products** such as *Assa Fácil* griller line

Pork



Stimulate increased consumption and innovate with value-added products

Transform Food Service into a strategic platform

Grow at the **small food cart vendors** through business capillarity and commercial execution

Lead Strategic Networks strengthening branding, trade and innovation in value added

Intensify participation in Global Accounts focused on innovation and service level

Expand partnerships and develop new channels offering a full solution at point-of-sale

Integrate **food service as an alternative to optimize supply chain**

Commercial efficiency as competitive advantage

Reach
300,000
clients

Increase
client productivity
25%+

- Cutting-edge technology for best pricing and execution
- Qualifying the team and retaining knowledge
- Strengthening culture of excellence

Secondary Logistics

Achieve higher efficiency in transportation, storage and logistics network

- » Raise **service level**
- » **Increase asset turnover** through productivity
- » **More efficient and lean operation** through lean methodology
- » **Improve** logistics and tax efficiency
- » Redesign direct sales process to **reduce cost** of service

Innovation

Ensure innovation as a core value at all business levels

Reach **~10% of revenue** until 2023

To lead in our categories and to **focus on clients and consumers**

Patricio Rohner

VP Halal



The Halal market is composed of a fast-growing population, and already accounts for ~2 billion people around the world



The rest of the world
~600 MM
Middle East and North of Africa
~450MM
South and East of Asia
~900 MM
GCC[1]
~50 MM



Population growth
Bn, number of people
CAGR 2000-2030
1% p.a.
6.1
8.3
Muslims
Non-Muslims
21%
79%
27%
73%
1.8%
0.8%
2000
2010
2020
2030



GDP per capita
K USD/year, actual amounts
CAGR 10-2020
Non-Muslims
Muslims
13,5
10,4
18,6
15,1
3.3%
3.8%
2010
2012
2014
2016
2018
2020

1 Gulf Cooperation Council
Source: Pew Research Center (2015); team analysis

Recent changes in the region created a new dynamic in imports

BRF is the largest exporter to GCC...

Local production increased due to advance of technology and government incentives...

...food safety generates investments to expand capacity in the poultry segment

brf

BRF is well established with relevant competitive advantages in the Halal market



6 plants
(Turkey)
1 plant
(UAE)
1 plant
(Malaysia)

~7,000 people in local operations

~40% will come from local production

Our competitive advantages in the Halal market

BRF's Competitive advantages

- » Fully integrated supply chain
- » Brands' strength
- » Focus on value added
- » Control of distribution
- » Local management

Strengthen global leadership in Halal proteins, in GCC and consolidate leadership in the Turkish market

Leverage our leadership in **GCC** through **value added products**

Consolidate our leadership in **Saudi Arabia**, expanding our **production locally**

Consolidate our leadership in **Turkey**, increasing our **local production**

We will increase our leadership in GCC through the uptrading of consumers

% share of processed products, increase by 2023

10% — LTM2018

20% — 2023

Processed products volume should double by 2023

Uptrade of in natura consumers and clients

- Transform blocks of chicken breast into value-added
- IQF
- Defrosted, portioned, tempered, calibrated
- Trays

Reach leadership in FPP

- Cooked & Battered
- Burger

Leverage our brand, innovation, distribution and expertise in local production, which will lead the expansion in the Saudi Market



Saudi Arabia imports vs local production
%
49%
43%
40%
51%
57%
60%
2017
18
19
20
21
22
2023
Local production
Imports



Brazil's share in Saudi Arabia imports
%
84%
80%
82%
2017
18
19
20
21
22
2023

Keys to Saudi Arabia market protection

» Strengthen **local operation**

» **Capturing chilled food market**

Chilled food market in Saudi Arabia

- **40%** of total consumption
- Growing faster than frozen market
- Significant price premium compared to frozen market



jumbo
jumbo
Sadia
Sadia
Sadia
Sadia

Well-executed integration in Turkey

EBITDA and EBITDA Margin, , TL million



EBITDA
x Average EBITDA in the period
6%
14%
92
130
106
262
469
344
2013A
2014A
2015A
2016A
2017A
2Q18LTM



Turkey
Iraq
Egypt

- Turkey generates **~20%** of **BRF Halal's revenues**
- The Turkish market is the world's **largest Halal market,** and offers **growth potential** over coming years (**~3.4%** p.a.)

Simon Cheng

VP International

Context: +90 countries



International
Brazil
Halal

» Optimize value chain

- Higher profitability
- Lower risk

» Profitable growth

- New Categories and Channels
- Local presences

4 key levers

1

Expand access to markets

2

Develop larger **value-added** portfolio

3

Consolidate the basis for future growth with **local footprint**

4

Develop Ingredients business

1

Expand access to markets

Access to markets

- » **Licensing** of markets and certification of plants and portfolio

Optimize portfolio

- » Leverage synergies amongst all markets: Brazil, Halal and International
- » Develop products and specifications for the highest number of markets
- » Establish flexible production lines to allow for agility and expand market services

brf

2

Develop larger **value-added** portfolio

Qualify and complement portfolio, focusing on growth and differentiation in selected categories and markets

---

Improve portfolio, besides **commodities**, for example:

- Processed pork meat
- Cooked and battered processed chicken
- Margarines and prepared dishes

brf

3

Consolidate the basis for future growth with **local footprint**

Bolster local footprint


Sadia
Beef Burgers

Distribution


Sadia

Local sales


2018
Resolutions
Eat Healthy
More home cooked dinners
Sadia
family inspired
Pepper Grilled Chicken Breast

- » **Get ready for a new international expansion in** downstream movements
- » Expand **processing** and **distribution** operations via partnerships with local operators

4

Develop Ingredients business

Ingredients price → 7-10 times higher than other alternatives

Segments	2017 Market BRL billion	CAGR 2018-2023 %
Feed	7	3
Food	27	11
Fertilizers	98	5
Pharma	8	9

- » Profitable Growth
- » Innovation & Differentiation
- » Optimization & Flexibility
- » Sustainability

Source: BRF and QY Research

Vinicius Barbosa

VP Operations & Procurement



To pursue operational excellence as a competitive advantage, we will work on four fronts in a coordinated effort

1



Manufacturing: excellence in operations

2



Direct and indirect purchases

3



Grains

4



Integrated Planning

Operational management system, supported by technology, will be one of the main efficiency leverages

1 Management system implementation


Results
Management
Security
Environment
Quality
Maintenance
Operations
People

Improve level of automation and technology

- » Ensure Security, Quality and Integrity for **67,000+** employees from the operational area
- » Reduce Losses/Energy up **to 20%**
- » Improve production efficiency up to **30%**
- » Implementation and execution of **ZBB** in all operational phases (agriculture and industry)
- » Excellence in the partnership with integrated producers

2

Reduce procurement costs by improving current practices and seeking cost efficiencies

- Deploy **Value Engineering** and **Global Sourcing** processes in direct purchases
- Increase **procurement coverage**
- **Reduce** negotiations with **restricted** and **exclusive** suppliers
- Increased **use of electronic auction** (greater than 50% of items purchased via auction)
- Increase **payment terms** and optimize **inventory control** of materials
- Deploy **ZBB** implementation and execution ensuring cost reduction with control of prices and demand

3

Efficiency in the grain purchase process, leveraging our footprint geography while seeking commercial and logistics excellence

- » Boost alternative inputs' processing capacity
- » Enable storage capacity increase in specific regions
- » Increase productivity of logistics network
- » Deploy technological commercial tools, enabling agile and integrated purchases

4

Advance the planning process to maximize return on production

Service Levels

» Streamline the planning model (demand, production and supply) to ensure both a superior service level and profitability

Inventories

» Dynamic S&OP to ensure push AND pull execution at the inventory level

Logistics

» Primary logistics: productivity and efficiency gains

Integration and visibility from the entire chain

APIMEC

BRF S.A.

36 Anos

Selo Assiduidade

APIMEC-SP

Esmeralda

2018

Q&A

Pedro Parente

Global CEO

Thank you